EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated August 30, 2016, with respect to the statement of condition including the related portfolio of Insider Buy Strategy 2016-3 (included in Invesco Unit Trusts, Series 1676) as of August 30, 2016, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-210709) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
August 30, 2016